DCA
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DIALYSIS CORPORATION OF AMERICA


                                         March 9, 1999

Joseph Dillon & Company, Inc.      Continental Stock Transfer & Trust
107 Northern Boulevard                Company
Great Neck, New York 11021         2 Broadway
                                   New York, New York 10004

     RE:  Amendment No. 1 to Warrant Agreement

Gentlemen:

     This letter agreement represents Amendment No. 1 to the Warrant Agreement between Joseph Dillon & Company, Inc. ("Dillon"), Conti-nental Stock Transfer & Trust Company (the "Warrant Agent"), and Dialysis Corporation of America (the "Company"), dated April 16, 1996, between and among the parties to extend the exercise period of the Warrants to October 16, 1999. This Amendment No. 1 amends
Section 2 of the Warrant Agreement by extending the exercise period of the Warrant to October 16, 1999. Any and all other provisions of the Warrant Agreement indicating the expiration of the term being April 16, 1999 are hereby amended to read October 16, 1999.

     The Warrants and the Warrant Agreement as previously modified will otherwise remain the same and in full force and effect in accordance with their terms.

                                 Very truly yours,

                                 DIALYSIS CORPORATION OF AMERICA

                                    /s/ Thomas K. Langbein

                                 By-----------------------------
                                    Thomas K. Langbein, Chief
                                    Executive Officer

Acknowledged and agreed to

Joseph Dillon & Company, Inc.    Continental Stock Transfer & Trust
                                 Company

  /s/ Steven Jaloza                 /s/ William Seegraber

By---------------------------    By:----------------------------
  STEVEN JALOZA, President          WILLIAM SEEGRABER, Vice President
Dated:  March 9, 1999            Dated:  March 9, 1999


             27 Miller Street, Suites 2 & 3, Lemoyne, PA 17043
                      717-730-6164   717-730-9133 (Fax)